                                                                   EXHIBIT 10.10

                                    SUBLEASE

                  THIS SUBLEASE is made as of January 6, 2004 between TradeStation Securities, Inc. (f/k/a Online Trading, Inc.), a Florida corporation ("Sublandlord") and JVB Financial, Inc., a Florida corporation ("Subtenant").

                                   BACKGROUND

                  A. Sublandlord is the lessee of approximately 6,747 square feet within the office building ("Building") designated as Suite 200 in the Fountain Square III office building f/k/a Highwoods Square III Building, located at 2700 North Military Trail, Boca Raton, Florida 33431 ("Premises") pursuant to a lease ("Prime Lease") dated August 13, 1998 and amended on March 31, 1999 and June 2nd 1999 between ACP Office I, LLC, successor in interest to Highwoods/Florida Holdings, L.P., a Delaware limited partnership ("Prime Landlord"), as landlord, and Sublandlord, as tenant. A copy of the Prime Lease is attached to this Sublease as Exhibit A.

                  B. Subtenant desires to sublease from Sublandlord the Premises.

                  C. Sublandlord is willing to sublease to Subtenant the Premises pursuant to the terms provided herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1) DEFINED TERMS. All capitalized terms not defined herein shall have the meanings assigned in the Prime Lease unless otherwise indicated herein.

2) PREMISES. Sublandlord lets and demises to Subtenant, and Subtenant takes and hires, subject and subordinate to the Prime Lease, the Premises (as defined in the Prime Lease), together with the rights of the Sublandlord, to the extent provided in the Prime Lease, to use all common areas of the Building. Subtenant has no rights under the Lease with respect to the Expansion Premises, which is leased by Sublandlord under the Prime Lease.

3) TERM. The term of this Sublease ("Sublease Term") shall commence on the date as of which: (a) this Sublease has been executed and delivered to all parties; (b) the Prime Landlord's consent, pursuant to Section 10 below, has been obtained; and (c) the initial installment of the Security Deposit in the amount of $21,365.50 has been delivered to Sublandlord in cleared funds ("Commencement Date"), and shall end on February 28, 2007. Notwithstanding anything in this Sublease to the contrary, the Sublease Term shall automatically expire upon the expiration or termination of the term of the Prime Lease. Sublandlord shall have no obligation whatsoever to exercise any rights Sublandlord may have under the Prime Lease to extend the term thereof or any other right provided in the Prime Lease.

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         If Sublandlord shall default beyond all applicable grace periods in the payment of any Base Rent or Additional Rent which Sublandlord is required to pay as tenant under the Prime Lease, Subtenant may cure such default by payment of the required sums directly to Prime Landlord (although this provision shall not be construed to impose an obligation on Prime Landlord to accept such tender). Notwithstanding any of the foregoing to the contrary, Sublandlord shall provide Subtenant, within three (3) business days of receipt by Sublandlord, any written notice of default Sublandlord receives from the Prime Landlord, and shall use reasonable efforts to keep Subtenant advised of the status of the alleged default or dispute with the Prime Landlord. If Subtenant shall so cure any obligation of Sublandlord under the Prime Lease, Sublandlord shall reimburse Subtenant promptly following confirmation of such payment from Prime Landlord.

4)       RENT.

         a) Base Rent. Base Rent shall mean the following:

PERIOD                                          BASE RENT (annual)               BASE RENT (monthly)
-------                                 ----------------------------------       -------------------
Year 1  May 1, 2004 -  December 31,     $54,448.29 (based on $8.07 per rsf)           $4,537.36
2004
Year 2 January 1, 2005 - December 31,   $56,607.33 (based on $8.39 per rsf)           $4,717.28
2005
Year 3 January 1, 2006 - December 31,   $58,901.31 (based on $8.73 per rsf)           $4,908.44
2006
Year 4 January 1, 2007 - February 28,   $61,262.76 (based on $9.08 per rsf)           $5,105.23
2007

         b) Payment of Base Rent and Operating Expenses. Subtenant shall pay to Sublandlord beginning on May 1, 2004 ("Rent Commencement Date") and throughout the remainder of the Sublease Term, without setoff or deduction whatsoever, the Base Rent, applicable taxes, and Operational Expense Pass throughs which are passed through to Sublandlord (see Lease Addendum No. 1 to Prime Lease) with respect to the Premises ("Operating Expenses") as Additional Rent. Base Rent shall be due and payable in advance, without demand, in monthly installments in the amounts provided in Column 3 of the Table in Section 4(a) above on the first calendar day of each calendar month during the Sublease Term, beginning on the Rent Commencement Date. Subtenant shall pay with each installment of Base Rent, the following: (i) any sales, use or other tax, now or hereafter, imposed on Sublandlord relating to lease of the Premises to Subtenant or the payment of rent (including Base Rent and Additional Rent) under this Sublease; and (ii) Actual Operating Expenses incurred.

         c) Rent Abatement. Rent is abated for the period beginning with the Commencement Date and ending on the day prior to the Rent Commencement Date.

         d) Payment Location. Subtenant shall pay Base Rent, applicable taxes, Operating Expenses and all amounts due hereunder, to Sublandlord at 8050 SW 10th Street, Plantation, Florida 33324 or such other location designated by Sublandlord.

         e) Other Charges and Assessments; Additional Rent. Any charges or assessments made or demanded by Prime Landlord under the Prime Lease that are payable by Sublandlord other than as part of Sublandlord's monthly Base Rent and Operating Expense obligations (e.g., adjustments for prior year Operating Expenses) shall be paid by Subtenant to Sublandlord within the later of (i) five
(5) calendar days after written demand therefor and (ii) ten (10) days prior to the date Sublandlord is to pay such amount to the Prime Landlord. All such charges and assessments together with Operating Expenses payable by Subtenant hereunder are collectively called "Additional Rent" and shall be deemed "rent" for the purposes of this Sublease and Chapter 83 of the Florida Statutes. Upon the written request of Subtenant, Sublandlord will provide a copy of any support for the additional charge which Sublandlord receives from Prime Landlord.

         f) Late Payments. Subtenant agrees to timely pay all Base Rent, Additional Rent, Security Deposit payments and all other amounts provided to be paid by Subtenant under this Sublease at the times and in the manner herein provided. For any rent or other payment due hereunder which is not paid within five (5) calendar days of its due date (or, if later, the third business day prior to the date Sublandlord would incur late payment fees or interest under the Prime Lease), Subtenant agrees to pay to Sublandlord a late payment fee as per Section 4 of the Prime Lease.

5) USE. Subtenant shall use the Premises as a brokerage firm office and as an accounting firm office, or other general office use as permitted by the Prime Lease, and for no other purpose without the prior written consent of Sublandlord and Prime Landlord. The following entities may occupy the Premises as licensees of the Subtenant: (1) JVB Financial Group, L.L.C.; (2) JVB Financial Holdings, L.L.C.; (3) JVB Financial Services, L.L.C.; and (4) Sherb and Company, LLP (collectively, the "Occupants"). However, such occupancy shall not be construed to allow Subtenant to sublet the Premises or permit the occupancy of any entity or person other than the Occupants without obtaining consent of the Sublandlord and Prime Landlord pursuant to the terms of the Prime Lease.

6)       SECURITY DEPOSIT.

         a) Payment of Security Deposit. The security deposit for the Premises shall be $42,731.00 ("Security Deposit"). As an accommodation to the Subtenant, Sublandlord shall accept payment of the Security Deposit, as follows:

                  i) Partial payment of $21,365.50 for the Security Deposit shall be delivered to Sublandlord upon execution of this Sublease; and

                  ii) Subtenant shall make monthly payments to Sublandlord for the balance of the Security Deposit in the amount of $5,341.38 on the 1st day of the month for each of the first four months after the execution of this Sublease, but in all events that entire Security Deposit shall be paid to Sublandlord no later than April 30, 2004. This payment shall be in addition to any and all other monies that may be due and owing and non-payment for any reason constitutes a default of this Sublease.

         b) Use of Security Deposit. Upon the occurrence of any default, or upon the failure by Subtenant to timely pay any sum it is obligated to pay hereunder, Sublandlord may, from time to time, without prejudice to any other remedy, and without prior notice to Subtenant, execute upon any funds then held by Sublandlord and apply such proceeds to the curing of such default or the payment of such sums.

         c) Replenishment of Security Deposit. Notwithstanding anything herein to the contrary, in the event Sublandlord executes upon the Security Deposit or any portion thereof, Subtenant shall replenish the Security Deposit by delivery to Sublandlord of the total amount drawn to cure the default of the Subtenant in immediately available funds within five (5) business days after Sublandlord's demand therefor. Subtenant shall have no right to interest on such Security Deposit and Sublandlord may commingle such amount with its other funds.

         d) Prime Landlord Security Deposit. Subtenant shall have no rights with respect to Sublandlord's security deposit with Prime Landlord. In the event Prime Landlord applies any of Sublandlord's security deposit for matters caused by Subtenant or arising during the Sublease Term, Subtenant shall reimburse Sublandlord for such amounts within five (5) business days after demand therefore, upon showing support for the demand.

         e) Return of Security Deposit. To the extent that the Security Deposit has not been applied to the curing of any default of Subtenant or to the payment of any sum owed by Subtenant pursuant to this Sublease and provided no event has occurred that with the passage of time or giving of notice would constitute a default, release of the Security Deposit to the Subtenant shall be as follows:

                  i)       On December 31, 2005, Sublandlord shall release
$10,682.75;

                  ii) On December 31, 2006, Sublandlord shall release $10,682.75; and

                  iii) Thirty days after the later of the termination or expiration of this Sublease or the return of Sublandlord's security deposit with Prime Landlord, the remaining balance of the Security Deposit shall be returned to Subtenant, provided that the Sublandlord shall not have been denied, by Prime Landlord or Subtenant, access or an opportunity upon termination or expiration of the Sublease Term to conduct a satisfactory inspection of the Premises.

7)       TERMS AND CONDITIONS OF SUBLEASE.

         a) Prime Lease Terms and Conditions. Other than the obligations for rent, Operating Expenses, Security Deposit and other matters which are expressly addressed in this Sublease as between Sublandlord and Subtenant, Subtenant assumes and shall perform all obligations and comply with all covenants and agreements of Sublandlord as "Tenant" under the Prime Lease with respect to the Premises throughout the Sublease Term, and shall tender such performance directly to Prime Landlord, so that the obligation of Sublandlord as Tenant under the Prime Lease relating to the Premises during the Sublease Term shall be fully satisfied and discharged by Subtenant. Subtenant agrees that each and every covenant and agreement of the Prime Lease is agreed to be a term, condition, covenant and agreement of this Sublease as applicable to the Premises, and "Landlord" in the Prime Lease shall mean Sublandlord in this Sublease and "Tenant" in the Prime Lease shall mean the Subtenant in this Sublease, except where such construction would clearly be inapplicable, in which event the original meaning shall apply. Subtenant shall have the right to negotiate directly with Prime Landlord concerning leasing the Premises after the expiration of the Sublease Term, however, Subtenant shall not request from Prime Landlord, and shall not have any authority to approve or effect, any change or modification to the Prime Lease except with the prior written consent of Sublandlord.

         b) Subtenant Rights. Subtenant shall have all the rights and privileges of "Tenant" under the Prime Lease except as limited or modified by this Sublease, and Subtenant may exercise the same without further consent or approval of Sublandlord, except that Subtenant shall have no right to modify or amend the Prime Lease, take any action inconsistent with the terms of this Sublease or take any action or fail to take any action that would alone, or with the passage of time, constitute a default under the Prime Lease or this Sublease. Sublandlord shall have no obligation to provide any of the services, or fulfill any of the obligations, of Prime Landlord under the Prime Lease and if Prime Landlord fails to do so, Sublandlord's obligation with respect to such failure to perform shall be limited to using reasonable efforts (which shall not include the initiation or prosecution of litigation) to obtain performance by Prime Landlord, provided that the expenses incurred by Sublandlord in connection therewith shall be reimbursed by Subtenant upon demand; provided, however, that if the Prime Landlord's failure to perform results in conditions that render the Premises uninhabitable, create serious risks of health or personal injury, or oppressive conditions (such as total failure of operation of the HVAC for an extended time period), then, solely at Subtenant's cost and expense, and using counsel reasonably acceptable to Sublandlord, Subtenant may, by and through and in the name of Sublandlord, initiate litigation, the subject matter of which is limited solely to Prime Landlord's failure to perform (as further described above). Further, in this situation, Sublandlord must agree, exercising good faith in making its decision, that Prime Landlord is in default. Sublandlord shall have the right to review all pleadings, motions and other papers before filed, and, if in Sublandlord's opinion, a conflict of interest between Sublandlord and Subtenant arises, Sublandlord shall be entitled, at solely Subtenant's cost and expense, to engage separate counsel to represent Sublandlord's interest in the dispute. In no event shall Sublandlord have a duty to perform any obligations of Prime Landlord that are, by their nature, the obligation of an owner or manager of real property. For example, Sublandlord shall not be required to provide the services or repairs that the Prime Landlord is required to provide under the Prime Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease.

         c) Indemnity and Insurance. Any of Subtenant's indemnity obligations arising under the Prime Lease (through this Sublease) shall inure to the benefit of both Sublandlord and Prime Landlord. In addition, Subtenant shall obtain all insurance policies that are required to be obtained by the Tenant under the Prime Lease and include Sublandlord as a named or additional insured.

8) CONSTRUCTION AND CONDITION OF PROPERTY. Subtenant takes the Premises and the personal property contained within the Premises in "as is" "where is" condition. Subtenant shall submit to Sublandlord for approval all plans and specifications for any construction, renovation or alteration to be performed by Subtenant in the Premises prior to submission of such plans and specifications to the Prime Landlord in accordance with the Prime Lease, and shall not submit any such plans and specifications to the Prime Landlord unless and until Sublandlord has approved the same in writing. Subtenant shall perform all construction work in the Premises at its sole cost and expense, and in conformance with the procedures set forth in the Prime Lease. Subtenant will hold Sublandlord harmless for same and will indemnify Sublandlord should there be any injury to person or property caused by any construction, renovation or alteration. Upon the expiration of the lease or earlier termination, Subtenant shall deliver the Premises "Broom Clean" and, except to the extent Prime Landlord has, in writing, otherwise approved, in substantially the same condition as it was on the Commencement Date. Sublandlord acknowledges that Subtenant intends to submit certain alterations to Sublandlord and Prime Landlord for approval, including: (a) installation of carpeting; (b) cleaning, repairing or stripping the wallpaper; (c) demolition of the walls separating the two northernmost offices; and (d) installation of a door at the entry hallway leading to the trading floor. Notwithstanding this acknowledgement, Subtenant may not commence such alterations until Subtenant receives the required approval.

9) SUBLANDLORD'S REMEDIES. Sublandlord's rights and remedies shall be subject to the same notice and cure periods as are applicable under the Prime Lease, except that, where necessary to prevent a default by Sublandlord under the Prime Lease, Subtenant shall have no greater time period to cure a breach under the Sublease than the last day available to cure a breach under the Prime Lease. Notwithstanding the foregoing, in the event Sublandlord determines in its sole discretion that Subtenant will not or cannot cure a default under the Prime Lease caused by Subtenant, Sublandlord may, but is not obligated to, cure such default, after which, Subtenant shall reimburse and make whole Sublandlord for all costs and expenses (including reasonable attorney's' fees) incurred by Sublandlord in connection therewith within five (5) business days after written demand for reimbursement is made. In the event Subtenant shall be in default hereunder (or under the Prime Lease by extension of this Sublease), Sublandlord shall have all rights and remedies of the Prime Landlord under the Prime Lease against Subtenant concerning remedies for default, in addition to all other rights and remedies at law or in equity.

10) PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon the Prime Landlord executing this Sublease in the space provided on the signature page or in another form reasonably acceptable to Sublandlord. Sublandlord and Subtenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Subtenant; (b) be deemed to have amended the Prime Lease in any regard (except as provided in this paragraph); and (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Sublandlord or any further subletting of the Premises, or as a waiver of Prime Landlord's right to consent to any assignment by Subtenant of the Sublease or any subletting of the Premises or any part thereof.

11) SIGNAGE. Subtenant may utilize two separate spaces for signage identification both at the entry to the Premises and in the lobby directory if approved by the Prime Landlord pursuant to the terms of the Prime Lease.

12) FURNITURE. Sublandlord transfers any ownership interest it may have in the personal property contained within the Premises to the Subtenant on the Commencement Date at no additional charge.

13)      MISCELLANEOUS.

         a) Brokers. Subtenant and Sublandlord represent and warrant that neither has dealt with any real estate broker regarding this transaction other than Commercial Property Realty Advisors, which has represented Sublandlord in this transaction, and Stoltz Brothers, which has represented the Subtenant in this transaction. Sublandlord and Subtenant shall each pay the costs of its own broker and shall hold harmless and indemnify the other for any commission claimed by any broker not representing it.

         b) Notices. Notices shall be sent as provided for in the Prime Lease to the following address:

                  i)       If to Sublandlord:

                             TradeStation Securities, Inc.
                             8050 SW 10th Street

         Plantation, Florida 33324
         Attention: Marc J. Stone

                  ii)      If to Subtenant:

                             JVB Financial, Inc.
                             2700 North Military Trail, Suite 200
                             Boca Raton, Florida 33431
                             Attention: David Hughes

                  iii)     If to Prime Landlord, in accordance with the Prime
                           Lease.

         c) Exhibits. All exhibits attached to this Sublease are incorporated into and made a part of this Sublease.

         d) Time of the Essence. Time, wherever stated, is declared to be of the essence of the Sublease.

         e) Modifications. No modification or amendment of this Sublease shall be enforceable unless it is in writing and signed by Sublandlord and Subtenant and is approved by Prime Landlord.

         f) Headings. Headings herein are for convenience only and have no bearing on the construction of this Sublease or the intent of the parties.

         g) Parking. Subtenant shall be entitled to use of three of Sublandlord's covered parking spaces allocated to the Premises at no additional charge.

         h) Lease Addendum No. 2. The provisions of Lease Addendum No. 2 shall not be applicable to the Subtenant.

         i) Conflict. In the event of a conflict between the terms of the Prime Lease and those contained in this Sublease, this Sublease shall govern.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Sublease is executed as of the day and year first written above.

Witnesses:                               SUBLANDLORD:

/s/ David Fleischman                     TradeStation Securities, Inc.
-------------------------------------
Print Name:       David Fleischman

/s/ Salomon Sredni                       By: /s/ Marc Stone
-------------------------------------        ----------------------------------
Print Name: Salomon Sredni               Print Name: Marc Stone
                                         Title: VP

Witnesses:                               SUBTENANT:


/s/ Daniel DiGennaro                     JVB Financial, Inc.
------------------------------------
Print Name:  Daniel DiGennaro

/s/ David Hughes                         By: /s/ James K. Ferry
------------------------------------         -----------------------------------
Print Name: David Hughes                 Print Name:
                                                    ----------------------------
                                         Title:
                                               ---------------------------------